Scientific Games Reports Third Quarter 2017 Results

Growth Achieved across Gaming, Lottery and Interactive Businesses

LAS VEGAS, Nov. 1, 2017 /PRNewswire/ -- Scientific Games Corporation (NASDAQ: SGMS) ("Scientific Games" or the "Company"), today reported results for the third quarter ended September 30, 2017.

  Third quarter revenue rose 7 percent to $768.9 million, up from $720.0 million a year ago. The growth was driven by revenue increases in each of the Gaming, Lottery and Interactive segments. Foreign exchange had a $2.1 million favorable impact on revenue.
  Operating income in the third quarter increased 170 percent to $90.6 million from $33.5 million a year ago, reflecting revenue growth, a more profitable revenue mix, more effective business processes and lower depreciation and amortization. Net loss declined to $59.3 million from $98.9 million in the prior-year period, reflecting the improvement in operating income and a $16.5 million decrease in interest expense, partially offset by an $8.4 million loss from financing transactions and a $15.5 million decrease in income tax benefit.
  Attributable EBITDA ("AEBITDA"), a non-GAAP financial measure defined below, increased 10 percent to $299.0 million from $271.6 million a year ago, primarily driven by higher revenue, a more profitable revenue mix and more effective business processes. AEBITDA margin, a non- GAAP financial measure defined below, improved to 38.9 percent from 37.7 percent a year ago.
  Net cash provided by operating activities decreased $41.4 million to $109.5 million from a year ago. The primary driver was an unfavorable change in working capital accounts of $107.1 million, partially offset by a $64.5 million increase in incremental net earnings adjusted for non-cash adjustments and other items.
  The Company completed a refinancing of its $3.283 billion of existing term loans that lowered the applicable interest rate by 75 basis points and extended maturity to 2024.
  The Company entered into a definitive agreement to acquire NYX Gaming Group Limited ("NYX") at a total enterprise value of approximately $631 million; subject to closing, the transaction is expected to ideally position Scientific Games to capitalize on the growing global online gaming and sports betting markets. Subsequent to third quarter end, the Company issued $350.0 million aggregate principal amount of 5.000% senior secured notes due 2025 to partially fund this acquisition.

"This quarter each business segment achieved revenue and AEBITDA growth, we showcased industry-altering innovation at NASPL and G2E, we were named 'Industry Land-Based Supplier of the Year' and announced our intent to acquire NYX, the industry leader in digital real-money gaming and sports betting. We are excited by the acquisition of NYX and the opportunities to grow our digital business," said Kevin Sheehan, Chief Executive Officer of Scientific Games. "We are growing our businesses, expanding our product portfolio, improving our processes, enhancing our operating margin, paying down debt, and delivering positive results."

Michael Quartieri, Chief Financial Officer of Scientific Games, said, "Our improved performance is enabling us to strengthen our balance sheet and lower our cost of capital. During the third quarter, we successfully extended our term loan maturity until August 2024 and reduced the term loan interest rate by 75 basis points. Additionally, we established a new benchmark with the issuance of our 5.000% senior secured notes due in 2025. At quarter-end, our net debt leverage ratio decreased to 6.7 times trailing twelve-month AEBITDA, down from 7.4 times a year ago. We remain committed to our path of deleveraging, while capitalizing on meaningful opportunities to grow our business."

SUMMARY CONSOLIDATED RESULTS

($ in millions)	Three Months Ended September 30,
	2017	2016
Revenue	$ 768.9	$ 720.0
Operating income	90.6	33.5
Net loss before income taxes	(63.5)	(118.6)
Net loss(1)	(59.3)	(98.9)
Net cash provided by operating activities	109.5	150.9
Capital expenditures	73.9	81.8

Non-GAAP Financial Measures:(2)
AEBITDA	$ 299.0	$ 271.6
AEBITDA margin	38.9%	37.7%
Free cash flow	$ 27.6	$ 61.1

	As of Sept. 30,	As of Dec. 31,
Balance Sheet Measures:	2017	2016
Cash and cash equivalents	$ 196.4	$ 115.1
Principal face value of debt outstanding(3)	8,178.4	8,235.3
Available liquidity	726.8	631.6

(1) The 2017 third quarter includes a $15.5 million decrease in income tax benefit and an $8.4 million loss related to financing transactions. Cash income taxes paid in the period were $9.1 million compared with $3.2 million in the prior-year period.

(2) The financial measures "AEBITDA", "AEBITDA margin", "free cash flow", and "EBITDA from equity investments" (disclosed in a table below) are non-GAAP financial measures defined below under "Non-GAAP Financial Measures" and reconciled to the most directly comparable GAAP measures in the accompanying supplemental tables at the end of this release.

(3) For the nine months ended September 30, 2017, in addition to a $138.2 million reduction in net debt, cash flows include the impact of $57.7 million for business acquisitions, net of cash acquired, and $52.3 million for cash costs related to financing transactions.

GAMING SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2017

GAMING SEGMENT	Three Months Ended
($ in millions)	September 30,		Increase/(Decrease)
	2017	2016	Amount	%
Revenue(1)
Gaming operations	$ 176.0	$ 182.4	$ (6.4)	(3.5)%
Gaming machine sales	163.1	159.8	3.3	2.1%
Gaming systems	62.0	57.6	4.4	7.6%
Table products	53.5	48.4	5.1	10.5%
	$ 454.6	$ 448.2	$ 6.4	1.4%

Operating income	$ 85.2	$ 51.5	$ 33.7	65.4%
AEBITDA(2)	$ 221.2	$ 209.9	$ 11.3	5.4%
AEBITDA margin	48.7%	46.8%

(1) Gaming operations revenue is included in services revenue, gaming machine sales revenue is included in product sales revenue, and portions of gaming systems and table products revenue are included in both services revenue and product sales revenue.

(2) AEBITDA in the 2017 and 2016 third quarter periods included $2.2 million and $2.6 million, respectively, of EBITDA from equity investments in International Terminal Leasing ("ITL") and Roberts Communications Network, LLC ("RCN").

  Total gaming revenue increased $6.4 million, or 1 percent, compared to the strong results of the year-ago period, inclusive of a $2.2 million favorable foreign exchange impact.
  Operating income improved $33.7 million to $85.2 million. The increase primarily reflected the benefit of the higher revenue and lower depreciation and amortization compared to the 2016 third quarter.
  AEBITDA increased to $221.2 million with an AEBITDA margin of 48.7 percent, reflecting the higher revenue and improved business processes compared to the prior year.
  Gaming operations revenue declined $6.4 million, or 4 percent, largely reflecting a year-over- year decrease in the installed base of WAP, premium, and daily-fee participation gaming machines. On a quarterly sequential basis, gaming operations revenue declined $2.4 million, primarily related to a decrease in average revenue per day. A 105-unit increase in the WAP, premium and daily-fee participation units installed base at quarter-end - the first quarterly sequential increase since 2014 - was offset by a $0.71 per day seasonal sequential decline in average daily revenue. The installed base of other leased and participation gaming machines was essentially flat on a quarterly sequential basis, as the placement of additional VLTs at New York gaming facilities and the ongoing roll-out of VLTs in Greece was offset by a convert-to-sale of participation units in certain  Maryland casinos. The $0.30 decrease in the average daily revenue per unit of other leased and participation units included the impact from the lower-yielding Greek VLTs.
  Gaming machine sales revenue increased $3.3 million year over year, largely due to a 30-percent increase in shipments of U.S. and Canadian replacement gaming machines that reflects the strong performance of the TwinStar® J43 gaming machine. The increase in replacement units more than offset the impact from lower global sales related to fewer new casino openings and expansions. The average sales price increased to $17,643 from $16,824 in the prior year, reflecting a more favorable mix of gaming machines. U.S. and Canadian shipments totaled 4,662 gaming machines, including 3,932 replacement units, 251 units for new casino openings and expansions and 479 VGTs for the Illinois market. In the prior-year period, U.S. and Canadian shipments totaled 4,022 units, which comprised 3,033 replacement units, 744 units for new casino openings and expansions and 245 VGTs for the Illinois market. International shipments decreased 998 units, or 25 percent, to 2,940 units, primarily reflecting 915 fewer new units sold for new casino openings, compared with 3,938 units in the prior year, which had included 945 units for new casino openings.
  Gaming systems revenue increased 8 percent to $62.0 million, primarily reflecting an increase in hardware sales, including shipment of innovative new iVIEW4 player-interface display units.
  Table products revenue increased 11 percent to $53.5 million, including growth in the installed base of shufflers, proprietary table games and progressives, and a benefit from the acquisition of DEQ Systems Corp. completed in January 2017.

LOTTERY SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2017

LOTTERY SEGMENT	Three Months Ended
($ in millions)	September 30,		Increase/(Decrease)
	2017	2016	Amount	%
Revenue
Instant games	$ 141.6	$ 137.7	$ 3.9	2.8%
Services	44.3	38.3	6.0	15.7%
Product sales	17.0	10.6	6.4	60.4%
	$ 202.9	$ 186.6	$ 16.3	8.7%

Operating income	$ 62.4	$ 43.2	$ 19.2	44.4%
AEBITDA(1)	$ 89.2	$ 77.3	$ 11.9	15.4%
AEBITDA margin	44.0%	41.4%

(1) AEBITDA in the 2017 and 2016 third quarter periods included $15.7 million and $17.3 million, respectively, of EBITDA from equity investments in Lotterie Nazionali S.r.l. ("LNS"), Northstar New Jersey Lottery Group, LLC, Beijing Guard Libang Technology Co., Ltd., Beijing CITIC Scientific Games Technology Co. Ltd. ("CSG"), Hellenic Lotteries S.A. ("Hellenic Lotteries") and Northstar Lottery Group, LLC ("Northstar Illinois").

  Total lottery revenue increased $16.3 million, or 9 percent, inclusive of a $0.1 million unfavorable foreign exchange impact compared to the year-ago period.
  Operating income increased $19.2 million, primarily reflecting the benefit from higher revenue and a more profitable revenue mix, coupled with lower selling, general and administrative expense and lower depreciation and amortization.
  AEBITDA increased 15 percent to $89.2 million compared to $77.3 million in the prior year, with AEBITDA margin improving to 44.0 percent, primarily reflecting the revenue increase, a more profitable revenue mix and lower selling, general and administrative expense.
  Instant games revenue increased $3.9 million, or 3 percent, as an $8.3 million increase in U.S. revenue was partially offset by a $4.4 million decline in international revenue that largely reflected unfavorable timing of instant game launches in markets with price-per-unit contracts. During the third quarter, the Company won: a six-year contract with two two-year extension options to continue as the primary provider of instant games and associated services to the Colorado Lottery, a 2-year contract extension with the Ohio Lottery to continue as the primary provider of instant games and associated services, and a contract extension with the Oregon Lottery to continue as a provider of instant games and associated services through June 2018.
  Services revenue increased $6.0 million, primarily reflecting higher U.S. retail sales of multi-state games compared to the prior year and higher international revenue. During the quarter, the Company signed a new 10-year contract with a five-year extension option to provide technologies, systems and services to the Kansas Lottery, displacing a competitor.
  Product sales revenue increased $6.4 million, primarily reflecting higher international software and hardware sales due to increased lottery bid activity compared with the prior year.

INTERACTIVE SEGMENT HIGHLIGHTS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2017

INTERACTIVE SEGMENT	Three Months Ended
(in millions)	September 30,		Increase/(Decrease)
	2017	2016	Amount	%
Revenue
Social gaming - B2C	$ 95.1	$ 70.3	$ 24.8	35.3%
Other interactive - B2B	16.3	14.9	1.4	9.4%
	$ 111.4	$ 85.2	$ 26.2	30.8%

Operating income	$ 12.9	$ 9.6	$ 3.3	34.4%
AEBITDA	$ 23.2	$ 13.6	$ 9.6	70.6%
AEBITDA margin	20.8%	16.0%

  Total interactive revenue grew 31 percent to $111.4 million, primarily reflecting a 35 percent increase in social gaming B2C revenue due to the ongoing popularity and growth of the Jackpot Party® Social Casino and Quick Hit® Slots apps, coupled with the success of more recent apps, such as the 88 Fortunes™ app launched in the first quarter of 2017, and the contribution of the Bingo Showdown™ app, acquired with the April 2017 acquisition of Spicerack Media, Inc.
  Operating income increased 34 percent to $12.9 million, primarily reflecting the higher revenue. Selling, general and administrative expense increased primarily due to higher marketing expenses to support ongoing growth and pre-launch game development for apps not yet launched.
  AEBITDA rose 71 percent to $23.2 million and AEBITDA margin increased to 20.8 percent, primarily reflecting higher revenue and improved operating leverage, partially offset by increased marketing costs and ongoing development initiatives underlying the rapid growth.
  In the third quarter, the Company completed the acquisition of Red7Mobile Ltd., a privately held U.K.-based mobile and interactive casino content developer.

LIQUIDITY

	Three Months Ended		Increase/
Cash flows from operating activities	September 30,		(Decrease)
($ in millions)	2017	2016	2017 vs. 2016
Net loss	$ (59.3)	$ (98.9)	$ 39.6
Non-cash adjustments included in net loss	181.6	195.4	(13.8)
Non-cash interest expense	4.1	10.1	(6.0)
Changes in deferred income taxes and other	0.1	(44.6)	44.7
Distributed earnings from equity investments	1.6	0.4	1.2
Changes in working capital accounts	(18.6)	88.5	(107.1)
Net cash provided by operating activities	$ 109.5	$ 150.9	$ (41.4)

  Net cash provided by operating activities decreased $41.4 million to $109.5 million, primarily reflecting a $107.1 million unfavorable change in various working capital accounts, partially offset by a $64.5 million increase in incremental net earnings adjusted for non-cash adjustments and other items.
  The most significant changes in working capital accounts were a $37 million increase in receivables reflecting the timing of collections, $30 million from the timing of interest payments due to the refinancing of our term loans and $30 million related to timing of vendor payments, partially offset by a $19 million decrease in inventory.
  The change in deferred income taxes and other is a result of the valuation allowance on our deferred taxes.
  Capital expenditures totaled $73.9 million for the quarter. For 2017, the Company continues to expect capital expenditures will be within a range of $280-$310 million, based on existing contractual obligations and planned investments.
  During the quarter, the Company modified its credit agreement, which lowered the term loan interest rate by 75 basis points and extended the term loan maturity to August 2024.

Earnings Conference Call

Scientific Games executive leadership will host a conference call on Thursday, November 2, 2017, at 11:00 a.m. EST to review the Company's third quarter results. To access the call live via a listen-only webcast and presentation, please visit http://www.scientificgames.com/investors/events-presentations/ and click on the webcast link under the Investor Information section. To access the call by telephone, please dial: 1 (412) 317-5420 (U.S. and International) and ask to join the Scientific Games Corporation call. A replay of the webcast will be archived in the Investors section on ScientificGames.com, which is updated regularly with financial and other information about the Company.

About Scientific Games

Scientific Games Corporation (NASDAQ:SGMS) is the global leader in technology-based gaming systems, table games, table products and instant ticket games and a leader in products, services and content for gaming, lottery and interactive markets. Scientific Games delivers what customers and players value most: trusted security, creative content, operating efficiencies and innovative technology. Today, we offer customers a fully integrated portfolio of technology platforms, robust systems, engaging content and unrivaled professional services. For more information, please visit www.scientificgames.com, which is updated regularly with financial and other information about the Company.

COMPANY CONTACTS

Investor Relations
Scientific Games: Michael Quartieri +1 702-532-7658
Executive Vice President and Chief Financial Officer

Media Relations
Susan Cartwright +1 702-532-7981
Vice President, Corporate Communications susan.cartwright@scientificgames.com

All ® notices signify marks registered in the United States. © 2017 Scientific Games Corporation. All Rights Reserved.

Forward-Looking Statements

In this press release, Scientific Games makes "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as "may," "will," "estimate," "intend," "plan," "continue," "believe," "expect," "anticipate," "target," "should," "could," "potential," "opportunity," "goal," or similar terminology. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; U.S. and international economic and industry conditions, including slow growth of new gaming jurisdictions, slow addition of casinos in existing jurisdictions, and declines in the replacement cycle of gaming machines; ownership changes and consolidation in the gaming industry; opposition to legalized gaming or the expansion thereof; inability to adapt to, and offer products that keep pace with, evolving technology, including any failure of our investment of significant resources in our R&D efforts; inability to develop successful products and services and capitalize on trends and changes in our industries, including the expansion of internet and other forms of interactive gaming; laws and government regulations, including those relating to gaming licenses and environmental laws; dependence upon key providers in our social gaming business; inability to retain or renew, or unfavorable revisions of, existing contracts, and the inability to enter into new contracts; level of our indebtedness, higher interest rates, availability or adequacy of cash flows and liquidity to satisfy indebtedness, other obligations or future cash needs; inability to reduce or refinance our indebtedness; restrictions and covenants in our debt agreements, including those that could result in acceleration of the maturity of our indebtedness; protection of our intellectual property, inability to license third party intellectual property, and the intellectual property rights of others; security and integrity of our products and systems and reliance on or failures in information technology and other systems; challenges or disruptions relating to the implementation of a new global enterprise resource planning system; failure to maintain adequate internal control over financial reporting; natural events that disrupt our operations or those of our customers, suppliers or regulators; inability to benefit from, and risks associated with, strategic equity investments and relationships; uncertainties relating to our pending acquisition of NYX; inability to complete our pending acquisition of NYX; failure to achieve the intended benefits of our acquisitions, including the pending acquisition of NYX on the terms described or at all; incurrence of restructuring costs; implementation of complex revenue recognition standards or other new accounting standards; changes in estimates or judgments related to our impairment analysis of goodwill or other long-lived assets; fluctuations in our results due to seasonality and other factors; dependence on suppliers and manufacturers; risks relating to foreign operations, including fluctuations in foreign exchange rates, restrictions on the payment of dividends from earnings, restrictions on the import of products and financial instability, including the potential impact to our business resulting from the affirmative vote in the U.K. to withdraw from the EU, and the potential impact to our instant lottery game concession or VLT lease arrangements resulting from the recent economic and political conditions in Greece; possibility that the renewal of LNS' concession to operate the Italian instant games lottery is not finalized; changes in tax laws or tax rulings, or the examination of our tax positions; dependence on our key employees and uncertainties relating to our ability to attract and retain employees, including as a result of our pending acquisition of NYX; litigation and other liabilities relating to our business, including litigation and liabilities relating to our contracts and licenses, our products and systems, our employees (including labor disputes), intellectual property, environmental laws and our strategic relationships; influence of certain stockholders; and stock price volatility.

Additional information regarding risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company's current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 3, 2017 (including under the headings "Forward Looking Statements" and "Risk Factors"). Forward-looking statements speak only as of the date they are made and, except for Scientific Games' ongoing obligations under the U.S. federal securities laws, Scientific Games undertakes no and disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Company's management uses the following non-GAAP financial measures in conjunction with GAAP financial measures: AEBITDA, AEBITDA margin, free cash flow, EBITDA from equity investments, net debt and net debt leverage ratio (each, as described more fully below). These non-GAAP financial measures are presented as supplemental disclosures. They should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. The non-GAAP financial measures used by the Company may differ from similarly titled measures presented by other companies.

Specifically, the Company's management uses AEBITDA to, among other things: (i) monitor and evaluate the performance of the Company's business operations; (ii) facilitate management's internal comparisons of the Company's historical operating performance; and (iii) analyze and evaluate financial and strategic planning decisions regarding future operating investments and operating budgets. In addition, the Company's management uses AEBITDA and AEBITDA margin to facilitate management's external comparisons of the Company's results to the historical operating performance of other companies that may have different capital structures and debt levels. The Company's management uses EBITDA from equity investments to monitor and evaluate the performance of the Company's equity investments. The Company's management uses net debt and net debt leverage ratio in monitoring and evaluating the Company's overall liquidity, financial flexibility and leverage.

The Company's management believes that each of these non-GAAP financial measures are useful as they provide investors with information regarding the Company's financial condition and operating performance that is an integral part of management's reporting and planning processes. In particular, the Company's management believes that AEBITDA, both on a consolidated and business segment basis, is helpful because this non-GAAP financial measure eliminates the effects of restructuring, transaction, integration or other items that management believes have less bearing on the Company's ongoing underlying operating performance. Management believes AEBITDA margin, both on a consolidated and business segment basis, is useful for analysts and investors as this measure allows an evaluation of the performance of our ongoing business operations and provides insight into the cash operating income margins generated from our business, from which capital investments are made and debt is serviced. Moreover, management believes AEBITDA and EBITDA from equity investments are useful to investors because the Company's Lottery business is also conducted through a number of equity investments, and those measures eliminate financial items from the equity investees' earnings that management believes have less bearing on the equity investees' performance. Management believes that free cash flow provides useful information regarding the Company's liquidity and its ability to service debt and fund investments. Management also believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment and necessary license payments to support the Company's ongoing business operations and taking into account cash flows relating to the Company's equity investments. Management believes that net debt and net debt leverage ratio are useful for investors in evaluating the Company's overall liquidity.

AEBITDA

AEBITDA, as used herein, is a non-GAAP financial measure that is presented as supplemental disclosure and is reconciled to net income (loss) as the directly comparable GAAP measure, which is further reconciled to operating income (loss) by business segment, as set forth in the schedules titled "Reconciliation of Net Loss to Attributable EBITDA" below. We also present AEBITDA by business segment in this earnings release. AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP, and should be read in conjunction with the Company's financial statements filed with the SEC. AEBITDA may differ from similarly titled measures presented by other companies.

AEBITDA, as used herein, is reconciled to net income (loss) in the following table and includes our net loss with the following adjustments: (1) interest; (2) income taxes; (3) depreciation and amortization expense and impairment charges (including goodwill impairment charges); (4) restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management changes; (iii) restructuring and integration; (iv) M&A and other, which includes: (a) M&A transaction costs, (b) purchase accounting, (c) unusual items (including certain legal settlements), and (d) other non-cash items; and (v) cost savings initiatives; (5) stock-based compensation; and (6) loss (gain) on debt financing transactions. In addition to the preceding adjustments, we exclude earnings from equity method investments and add (without duplication) our pro rata share of the EBITDA of our equity investments.

In the third quarter of 2016, we simplified our reconciliation of AEBITDA on a prospective basis. This change does not modify our calculation or definition of AEBITDA or the items that are included as adjustments. This presentation change merely consolidates the amounts previously included in adjustments (4) and (6) above, which were previously reported as two separate line items ("M&A and other charges (incl. purchase accounting)" and "Employee termination and restructuring"), into a single line item ("Restructuring and other") in order to align with our GAAP financial statement presentation.

AEBITDA Margin

AEBITDA margin, as used herein, represents our AEBITDA (as defined above) for the three- and nine-month periods ended September 30, 2017 and 2016, each calculated as a percentage of revenue. AEBITDA margin is a non-GAAP financial measure that is presented as supplemental disclosures for illustrative purposes only and is reconciled to net loss in a schedule below. We also present AEBITDA margin by business segment in this release. These amounts are reconciled to consolidated net income (loss) as the nearest GAAP measure, which is further reconciled to operating income (loss) by operating segment.

Free Cash Flow

Free cash flow, as used herein, represents net cash provided by operating activities less total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures), less payments on license obligations, less additions to equity investments plus distributions of capital on equity investments. Free cash flow is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to net cash provided by operating activities in a schedule below.

EBITDA from Equity Investments

EBITDA from equity investments, as used herein, represents our share of the EBITDA (i.e., earnings (whether or not distributed to us) plus income tax expense, depreciation and amortization expense and interest (income) expense, net of other) of our joint ventures and minority investees. EBITDA from equity investments is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only and is reconciled to earnings from equity investments in a schedule below.

Net Debt and Net Debt Leverage Ratio

Net debt is defined as total principal face value of debt outstanding less cash and cash equivalents. Net debt leverage ratio, as used herein, represents net debt divided by AEBITDA (as defined above) for the trailing twelve- month period.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Services	$ 386.7	$ 356.4	$ 1,135.0	$ 1,070.2
Product sales	240.6	225.9	694.4	638.3
Instant games	141.6	137.7	431.2	422.7
Total revenue	768.9	720.0	2,260.6	2,131.2

Operating expenses:
Cost of services (1)	105.5	98.0	307.7	294.3
Cost of product sales(1)	116.9	104.6	332.2	299.7
Cost of instant games(1)	68.4	71.7	209.8	212.8
Selling, general and administrative	158.8	152.8	445.4	440.0
Research and development	47.8	53.9	138.3	155.4
Depreciation, amortization and impairments	173.1	191.7	513.2	565.4
Restructuring and other	7.8	13.8	18.1	20.7
Total operating expenses	678.3	686.5	1,964.7	1,988.3
Operating income	90.6	33.5	295.9	142.9
Other (expense) income:
Interest expense	(148.9)	(165.4)	(459.5)	(496.4)
Earnings from equity investments	7.5	7.3	20.1	18.5
(Loss) gain on debt financing transactions	(8.4)	-	(38.1)	25.2
Other (expense) income, net	(4.3)	6.0	1.3	8.4
Total other expense, net	(154.1)	(152.1)	(476.2)	(444.3)
Net loss before income taxes	(63.5)	(118.6)	(180.3)	(301.4)
Income tax benefit (provision)	4.2	19.7	(18.9)	58.5
Net loss	$ (59.3)	$ (98.9)	$ (199.2)	$ (242.9)

Basic and diluted net loss per share:
Basic	$ (0.66)	$ (1.13)	$ (2.24)	$ (2.79)
Diluted	$ (0.66)	$ (1.13)	$ (2.24)	$ (2.79)

Weighted average number of shares used in per share calculations:
Basic shares	89.6	87.5	88.9	87.1
Diluted shares	89.6	87.5	88.9	87.1

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	September 30,	December 31,
	2017	2016
Assets:
Cash and cash equivalents	$ 196.4	$ 115.1
Restricted cash	27.0	24.7
Accounts receivable, net	492.7	495.0
Notes receivable, net	118.3	125.4
Inventories	255.2	242.3
Prepaid expenses, deposits and other current assets	135.8	114.1
Total current assets	1,225.4	1,116.6

Restricted cash	16.3	17.1
Notes receivable, net	44.4	48.1
Property and equipment, net	567.2	612.2
Goodwill	2,961.3	2,888.4
Intangible assets, net	1,667.8	1,768.3
Software, net	356.7	409.1
Equity investments	168.4	179.9
Other assets	54.9	47.7
Total assets	$ 7,062.4	$ 7,087.4

Liabilities and Stockholders' Deficit:
Current portion of long-term debt	$ 39.9	$ 49.3
Accounts payable	178.4	188.9
Accrued liabilities	452.3	454.2
Total current liabilities	670.6	692.4

Deferred income taxes	80.9	70.2
Other long-term liabilities	238.5	235.6
Long-term debt, excluding current portion	8,048.9	8,024.9
Total stockholders' deficit	(1,976.5)	(1,935.7)
Total liabilities and stockholders' deficit	$ 7,062.4	$ 7,087.4

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$ (59.3)	$ (98.9)	$ (199.2)	$ (242.9)
Adjustments to reconcile net loss to net cash provided by operating activities	187.3	205.9	589.4	592.2
Changes in working capital accounts	(18.6)	88.5	(6.0)	96.3
Changes in deferred income taxes and other	0.1	(44.6)	4.8	(102.8)
Net cash provided by operating activities	109.5	150.9	389.0	342.8

Cash flows from investing activities:
Capital expenditures	(73.9)	(81.8)	(214.1)	(214.4)
Acquisitions of businesses, net of cash acquired	(5.6)	-	(57.7)	-
Distributions of capital from equity investments	1.5	1.5	23.9	24.0
Other	-	-	10.0	6.1
Net cash used in investing activities	(78.0)	(80.3)	(237.9)	(184.3)

Cash flows from financing activities:
Payments of long-term debt, net of proceeds from issuance of long-term debt	(1.7)	(42.4)	10.9	(122.5)
Payments of debt issuance and deferred financing costs	(24.6)	-	(52.3)	-
Payments on license obligations	(9.5)	(9.5)	(29.0)	(34.5)
Net redemptions of common stock under stock-based compensation plans and other	1.2	(0.3)	(2.7)	(4.7)
Net cash used in financing activities	(34.6)	(52.2)	(73.1)	(161.7)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2.0	0.8	4.8	(1.1)
(Decrease) increase in cash, cash equivalents and restricted cash	(1.1)	19.2	82.8	(4.3)
Cash, cash equivalents and restricted cash, beginning of period	240.8	143.3	156.9	166.8
Cash, cash equivalents and restricted cash, end of period	$ 239.7	$ 162.5	$ 239.7	$ 162.5

Supplemental cash flow information:
Cash paid for interest	$ 138.2	$ 119.9	$ 423.1	$ 433.5
Income taxes paid	9.1	3.2	27.8	9.8
Distributed earnings from equity investments	1.6	0.4	20.3	16.7
Supplemental non-cash transactions:
Non-cash rollover and refinancing of Term loans	3,282.8	-	6,030.4	-
Non-cash interest expense	4.1	10.1	17.4	30.3
Non-cash additions to intangible assets related to license agreements	-	4.4	28.1	91.3

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATING BUSINESS SEGMENT DATA AND
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Three Months Ended September 30, 2017
					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 231.0	$ 44.3	$ 111.4	$ -	$ 386.7
Product sales	223.6	17.0	-	-	240.6
Instant games	-	141.6	-	-	141.6
Total revenue	$ 454.6	$ 202.9	$ 111.4	$ -	$ 768.9

Operating expenses:
Cost of services (1)	$ 35.0	$ 28.4	$ 42.1	$ -	$ 105.5
Cost of product sales (1)	103.6	13.3	-	-	116.9
Cost of instant games (1)	-	68.4	-	-	68.4
Selling, general and administrative	64.3	16.9	40.7	36.9	158.8
Research and development	36.4	3.6	7.3	0.5	47.8
Depreciation, amortization and impairments	129.8	10.0	7.9	25.4	173.1
Restructuring and other	0.3	(0.1)	0.5	7.1	7.8
Operating income (loss)	$ 85.2	$ 62.4	$ 12.9	$ (69.9)	$ 90.6

Other (expense) income:
Interest expense					$ (148.9)
Earnings from equity investments	$ 1.8	$ 5.7	$ -	$ -	7.5
Loss on debt financing transactions				(8.4)	(8.4)
Other expense, net	1.9			(6.2)	(4.3)
Total other expense, net					$ (154.1)

Net loss before income taxes					$ (63.5)
Income tax benefit					4.2
Net loss					$ (59.3)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (59.3)
Restructuring and other (3)	$ 0.3	$ (0.1)	$ 0.5	$ 7.1	7.8
Depreciation, amortization and impairments	129.8	10.0	7.9	25.4	173.1
Other expense, net				6.4	6.4
Interest expense					148.9
Income tax benefit					(4.2)
Stock-based compensation	1.8	1.2	1.9	2.6	7.5
Loss on debt financing transactions				8.4	8.4
EBITDA from equity investments (2)	2.2	15.7	-	-	17.9
Earnings from equity investments	(1.8)	(5.7)	-	-	(7.5)
Attributable EBITDA	$ 221.2	$ 89.2	$ 23.2	$ (34.6)	$ 299.0

Reconciliation to Attributable EBITDA margin
Attributable EBITDA	$ 221.2	$ 89.2	$ 23.2	$ (34.6)	$ 299.0
Revenue	$ 454.6	$ 202.9	$ 111.4	-	$ 768.9
Attributable EBITDA margin	48.7%	44.0%	20.8%		38.9%

(1) Exclusive of depreciation and amortization.
(2) The Company received $3.1 million in cash distributions and return of capital payments from its equity investees.
(3) Refer to AEBITDA definition for description of items included in this line.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATING BUSINESS SEGMENT DATA AND
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Nine Months Ended September 30, 2017
					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 696.0	$ 124.5	$ 314.5	$ -	$ 1,135.0
Product sales	655.8	38.6	-	-	694.4
Instant games	-	431.2	-	-	431.2
Total revenue	$ 1,351.8	$ 594.3	$ 314.5	$ -	$ 2,260.6

Operating expenses:
Cost of services (1)	$ 107.9	$ 79.8	$ 120.0	$ -	$ 307.7
Cost of product sales (1)	303.9	28.3	-	-	332.2
Cost of instant games (1)	-	209.8	-	-	209.8
Selling, general and administrative	188.5	44.9	106.7	105.3	445.4
Research and development	109.0	6.4	21.0	1.9	138.3
Depreciation, amortization and impairments	389.1	37.2	16.3	70.6	513.2
Restructuring and other	4.8	(0.9)	1.6	12.6	18.1
Operating income (loss)	$ 248.6	$ 188.8	$ 48.9	$ (190.4)	$ 295.9

Other (expense) income:
Interest expense					$ (459.5)
Earnings from equity investments	$ 5.4	$ 14.7	$ -	$ -	20.1
Loss on debt financing transactions				(38.1)	(38.1)
Other income, net	4.7			(3.4)	1.3
Total other expense, net					$ (476.2)

Net loss before income taxes					$ (180.3)
Income tax provision					(18.9)
Net loss					$ (199.2)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (199.2)
Restructuring and other (3)	$ 4.8	$ (0.9)	$ 1.6	$ 12.6	18.1
Depreciation, amortization and impairments	389.1	37.2	16.3	70.6	513.2
Other expense, net				4.4	4.4
Interest expense					459.5
Income tax provision					18.9
Stock-based compensation	5.1	3.5	4.0	7.9	20.5
Loss on debt financing transactions				38.1	38.1
EBITDA from equity investments (2)	5.5	41.5	-	-	47.0
Earnings from equity investments	(5.4)	(14.7)	-	-	(20.1)
Attributable EBITDA	$ 657.8	$ 270.1	$ 70.8	$ (98.3)	$ 900.4

Reconciliation to Attributable EBITDA margin
Attributable EBITDA	$ 657.8	$ 270.1	$ 70.8	$ (98.3)	$ 900.4
Revenue	$ 1,351.8	$ 594.3	$ 314.5	-	$ 2,260.6
Attributable EBITDA margin	48.7%	45.4%	22.5%		39.8%

(1) Exclusive of depreciation and amortization.
(2) The Company received $44.1 million in cash distributions and return of capital payments from its equity investees.
(3) Refer to AEBITDA definition for description of items included in this line.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATING BUSINESS SEGMENT DATA AND
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Three Months Ended September 30, 2016
					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 232.9	$ 38.3	$ 85.2	$ -	$ 356.4
Product sales	215.3	10.6	-	-	225.9
Instant games	-	137.7	-	-	137.7
Total revenue	$ 448.2	$ 186.6	$ 85.2	$ -	$ 720.0

Operating expenses:
Cost of services (1)	$ 39.9	$ 26.4	$ 31.7	$ -	$ 98.0
Cost of product sales (1)	97.0	7.6	-	-	104.6
Cost of instant games (1)	-	71.7	-	-	71.7
Selling, general and administrative	63.2	20.3	33.1	36.2	152.8
Research and development	42.6	1.7	7.5	2.1	53.9
Depreciation, amortization and impairments	154.0	15.2	3.7	18.8	191.7
Restructuring and other	-	0.5	(0.4)	13.7	13.8
Operating income (loss)	$ 51.5	$ 43.2	$ 9.6	$ (70.8)	$ 33.5

Other (expense) income:
Interest expense					$ (165.4)
Earnings from equity investments	$ 0.1	$ 7.2	$ -	$ -	7.3
Other expense, net				6.0	6.0
Total other expense, net					$ (152.1)

Net loss before income taxes					$ (118.6)
Income tax benefit					19.7
Net loss					$ (98.9)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (98.9)
Restructuring and other (3)	$ -	$ 0.5	$ (0.4)	$ 13.7	13.8
Depreciation, amortization and impairments	154.0	15.2	3.7	18.8	191.7
Other expense, net				(4.3)	(4.3)
Interest expense					165.4
Income tax benefit					(19.7)
Stock-based compensation	1.8	1.1	0.7	7.4	11.0
EBITDA from equity investments (2)	2.6	17.3	-	-	19.9
Earnings from equity investments	(0.1)	(7.2)	-	-	(7.3)
Attributable EBITDA	$ 209.9	$ 77.3	$ 13.6	$ (29.2)	$ 271.6

Reconciliation to Attributable EBITDA margin
Attributable EBITDA	$ 209.9	$ 77.3	$ 13.6	$ (29.2)	$ 271.6
Revenue	$ 448.2	$ 186.6	$ 85.2	-	$ 720.0
Attributable EBITDA margin	46.8%	41.4%	16.0%		37.7%

(1) Exclusive of depreciation and amortization.
(2) The Company received $1.9 million in cash distributions and return of capital payments from its equity investees.
(3) Refer to AEBITDA defintion for description of items included in this line.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATING BUSINESS SEGMENT DATA AND
RECONCILIATION OF NET LOSS TO ATTRIBUTABLE EBITDA
(Unaudited, in millions)

	Nine Months Ended September 30, 2016

					Total
	Gaming	Lottery	Interactive	Corporate	Consolidated

Revenue:
Services	$ 701.5	$ 127.5	$ 241.2	$ -	$ 1,070.2
Product sales	610.3	28.0	-	-	638.3
Instant games	-	422.7	-	-	422.7
Total revenue	$ 1,311.8	$ 578.2	$ 241.2	$ -	$ 2,131.2

Operating expenses:
Cost of services (1)	$ 125.5	$ 81.3	$ 87.5	$ -	$ 294.3
Cost of product sales (1)	278.2	21.5	-	-	299.7
Cost of instant games (1)	-	212.8	-	-	212.8
Selling, general and administrative	192.3	54.6	84.4	108.7	440.0
Research and development	119.3	6.9	23.2	6.0	155.4
Depreciation, amortization and impairments	449.9	50.2	11.2	54.1	565.4
Restructuring and other	5.0	1.8	0.1	13.8	20.7
Operating income (loss)	$ 141.6	$ 149.1	$ 34.8	$ (182.6)	$ 142.9

Other (expense) income:
Interest expense					$ (496.4)
Earnings from equity investments	$ 1.5	$ 17.0	$ -	$ -	18.5
Gain on debt financing transactions				25.2	25.2
Other expense, net				8.4	8.4
Total other expense, net					$ (444.3)

Net loss before income taxes					$ (301.4)
Income tax benefit					58.5
Net loss					$ (242.9)

Reconciliation of Net Loss to Attributable EBITDA

Net loss					$ (242.9)
Restructuring and other(3)(4)	$ (0.9)	$ 1.8	$ 0.1	$ 17.5	18.5
Depreciation, amortization and impairments	449.9	50.2	11.2	54.1	565.4
Other expense, net				(4.9)	(4.9)
Interest expense					496.4
Income tax benefit					(58.5)
Stock-based compensation	5.7	2.8	1.1	13.9	23.5
Gain on debt financing transactions				(25.2)	(25.2)
EBITDA from equity investments (2)	6.2	50.1	-	-	56.3
Earnings from equity investments	(1.5)	(17.0)	-	-	(18.5)
Attributable EBITDA	$ 602.5	$ 254.0	$ 47.2	$ (93.6)	$ 810.1

Reconciliation to Attributable EBITDA margin
Attributable EBITDA	$ 602.5	$ 254.0	$ 47.2	$ (93.6)	$ 810.1
Revenue	$ 1,311.8	$ 578.2	$ 241.2	-	$ 2,131.2
Attributable EBITDA margin	45.9%	43.9%	19.6%		38.0%

(1) Exclusive of depreciation and amortization.
(2) The Company received $40.7 million in cash distributions and return of capital payments from its equity investees.
(3) Includes $7.5 million of insurance proceeds related to a settlement of a legal matter.
(4) Refer to AEBITDA defintion for description of items included in this line.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW
(Unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017		2016

Net cash provided by operating activities(1)	$ 109.5	$ 150.9	$ 389.0		$ 342.8

Less: Capital expenditures	(73.9)	(81.8)	(214.1)		(214.4)
Add: Distributions of capital from equity investments	1.5	1.5	23.9		24.0
Less: Payments on license obligations	(9.5)	(9.5)	(29.0)	`	(34.5)

Free cash flow(2)	$ 27.6	$ 61.1	$ 169.8		$ 117.9

(1) The nine months ended September 30, 2017 includes $18.6 million of cash payments for costs in the 2016 fourth quarter related to the business improvement initiative and $8.2 million of acquisition-related expenses.

(2) The nine months ended September 30, 2017 cash flows includes $57.7 million related to business acquisitions (DEQ, Spicerack, Lapis and Red7) and $52.3 million in costs related to the refinancing transactions reflected in investing and financing activities, respectively.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF EARNINGS FROM EQUITY INVESTMENT TO EBITDA FROM EQUITY INVESTMENTS
(Unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
EBITDA from equity investments(1):
Earnings from equity investments	$ 7.5	$ 7.3	$ 20.1	$ 18.5
Add: Income tax expense	1.0	1.7	4.7	7.2
Add: Depreciation and amortization	9.1	8.6	26.2	26.2
Add: Interest expense, net of other income	0.3	2.3	(4.0)	4.4
EBITDA from equity investments	$ 17.9	$ 19.9	$ 47.0	$ 56.3

(1) EBITDA from equity investments includes results from the Company's participation in LNS, RCN, ITL, CSG, Beijing Guard Libang Technology Co., Ltd., Northstar Illinois, Northstar New Jersey Lottery Group, LLC, and Hellenic Lotteries.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CALCULATION OF NET DEBT LEVERAGE RATIO
(Unaudited, in millions, except for ratio)

	Twelve Months Ended	Twelve Months Ended
	September 30, 2017	September 30, 2016

Net loss	$ (310.0)	$ (370.4)
Restructuring and other	54.4	26.0
Goodwill impairment	69.0	67.6
Depreciation, amortization and impairments	686.5	811.2
Other expense, net	0.4	1.4
Interest expense	624.5	663.8
Income tax benefit, net	(47.6)	(149.5)
Stock-based compensation	32.3	29.4
Loss (gain) on debt financing transactions	38.1	(25.2)
EBITDA from equity investments	60.9	74.7
Earnings from equity investments	(14.6)	(26.0)
Attributable EBITDA	$ 1,193.9	$ 1,103.0

Principal face value of debt outstanding	$ 8,178.4	$ 8,253.5
Less: cash and cash equivalents	196.4	120.9
Net debt	$ 7,982.0	$ 8,132.6
Net debt leverage ratio	6.7	7.4

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - SEGMENT KEY PERFORMANCE INDICATORS AND SUPPLEMENTAL REVENUE METRICS
(Unaudited, in millions, except unit, per unit data and ARPDAU)

The table below presents certain key performance indicators and supplemental revenue metrics.  The information set forth in the table below should be read in conjunction with the historical financial statements of the Company that are included in the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

	Three Months Ended
	September 30,	September 30,	June 30,
Gaming Revenue - Supplemental Revenue Metrics	2017	2016	2017
Revenue by Lines of Business:
Gaming operations revenue	$ 176.0	$ 182.4	$ 178.4
Gaming machine sales revenue	163.1	159.8	163.3
Gaming systems revenue	62.0	57.6	67.1
Table products revenue	53.5	48.4	48.4
Gaming revenue	$ 454.6	$ 448.2	$ 457.2

Gaming operations:
Wide-area progressive, premium and daily-fee participation revenue	$ 99.8	$ 103.4	$ 100.2
Other leased, participation and services revenue	76.2	79.0	78.2
Gaming operations revenue	$ 176.0	$ 182.4	$ 178.4

Gaming machine sales:
Gaming machine and other product sales revenue	$ 163.1	$ 159.8	$ 163.3

Gaming systems:
Hardware, software and services revenue	$ 34.9	$ 31.1	$ 40.3
Maintenance revenue	27.1	26.5	26.8
Gaming systems revenue	$ 62.0	$ 57.6	$ 67.1

Table products:
Table products sales revenue	$ 16.8	$ 17.7	$ 12.1
Leased table products revenue	36.7	30.7	36.3
Table products revenue	$ 53.5	$ 48.4	$ 48.4

Gaming Revenue - Key Performance Indicators
Gaming Operations
Wide-area progressive, premium and daily-fee participation units:
Installed base at period end	21,061	21,663	20,956
Average daily revenue per unit	$ 51.59	$ 51.61	$ 52.30

Other participation and leased units:
Installed base at period end	48,633	47,828	48,645
Average daily revenue per unit	$ 14.64	$ 15.31	$ 14.94

Gaming Machine Sales
U.S. and Canadian new unit shipments	4,662	4,022	4,367
International new unit shipments	2,940	3,938	3,411
New unit shipments	7,602	7,960	7,778
Average sales price per new unit	$ 17,643	$ 16,824	$ 17,550

Lottery Revenue - Supplemental Revenue Metrics
Lottery Revenue:
Instant games revenue	$ 141.6	$ 137.7	$ 149.4
Services revenue	44.3	38.3	41.2
Product sales revenue	17.0	10.6	11.7
Lottery revenue	$ 202.9	$ 186.6	$ 202.3

Instant games revenue by geography:
United States	$ 102.9	$ 94.6	$ 105.4
International	38.7	43.1	44.0
Instant games revenue	$ 141.6	$ 137.7	$ 149.4

Services revenue by geography:
United States	$ 32.2	$ 26.6	$ 30.1
International	12.1	11.7	11.1
Services revenue	$ 44.3	$ 38.3	$ 41.2

Product sales revenue by geography:
United States	$ 2.3	$ 1.7	$ 3.4
International	14.7	8.9	8.3
Product sales revenue	$ 17.0	$ 10.6	$ 11.7

Lottery Revenue - Key Performance Indicators
Change in retail sales of U.S. lottery instant games customers (1)(2)	6.4%	2.2%	5.3%
Change in retail sales of U.S. lottery systems contract customers (1)(3)	5.8%	3.7%	-1.0%
Change in Italy retail sales of instant games (1)	4.8%	-0.6%	-0.8%

Interactive Revenue - Supplemental Revenue Metrics
Revenue by Lines of Business:
Social gaming B2C	$ 95.1	$ 70.3	$ 91.1
Other interactive B2B	16.3	14.9	15.7
Interactive revenue	$ 111.4	$ 85.2	$ 106.8

Interactive Revenue - Key Performance Indicators
Social gaming B2C:
Average monthly active users (4)	7.7	8.0	7.5
Average daily active users (5)	2.3	2.5	2.5
Average daily revenue per daily active user (6)	$ 0.45	$ 0.31	$ 0.40
Mobile penetration (7)	73%	69%	72%

(1) Information provided by third-party lottery operators.
(2) U.S. instant games customers' retail sales include only sales of instant games.
(3) U.S. lottery systems customers' retail sales primarily include sales of draw games, keno and instant games validated by the relevant system.
(4) Monthly Active Users (MAU) and is a count of unique visitors to our site during a month.
(5) Daily Active Users (DAU) and is a count of unique visitors to our site during a day.
(6) Average daily revenue per DAU is calculated by dividing revenue by the DAU by the number of days in the period.
(7) Mobile penetration = percentage of B2C social gaming revenue derived from mobile platforms.